Exhibit 99.3

Non - GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”) . BB&T’s management uses these “non - GAAP” measures in their analysis of the corporation’s performance and the efficiency of its operations . Management believes that these non - GAAP measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period . The company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance . BB&T’s management believes that investors may use these non - GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance . These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other companies . In this presentation, these measures are generally marked as “non - GAAP” and are accompanied with disclosure regarding why BB&T’s management believes such measures are useful to investors . Below is a listing of the types of non - GAAP measures used in this presentation : □ Tier 1 common equity and related ratios are non - GAAP measures. BB&T uses the Tier 1 common equity definition used in the SCAP as sessment to calculate these ratios. The Basel III common equity Tier I capital ratio reflects management’s interpretation of the regulatory requirements. BB&T’s management us es these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. □ Asset quality ratios have been adjusted to remove the impact of acquired loans and foreclosed property covered by FDIC loss s har ing agreements from the numerator and denominator of these ratios. Management believes that their inclusion may result in distortion of these ratios, such that they may not b e c omparable to other periods presented or to other portfolios that were not impacted by purchase accounting. □ Fee income and efficiency ratios are non - GAAP in that they exclude securities gains (losses), foreclosed property expense, amort ization of intangible assets, merger - related and restructuring charges, the impact of FDIC loss share accounting and other selected items. BB&T’s management uses these measu res in their analysis of the Corporation’s performance. BB&T’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of res ults with prior periods, as well as demonstrating the effects of significant gains and charges. □ Return on average tangible common shareholders’ equity is a non - GAAP measure that calculates the return on average common shareh olders’ equity without the impact of intangible assets and their related amortization. This measure is useful for evaluating the performance of a business consistently, whe the r acquired or developed internally. □ Core net interest margin is a non - GAAP measure that adjusts net interest margin to exclude the estimated impact of interest inco me and funding costs associated with loans and securities acquired in the Colonial acquisition. BB&T’s management believes that the exclusion of the generally higher yielding assets acquired in the Colonial transaction from the calculation of net interest margin provides investors with useful information related to the relative performance of the rema ind er of BB&T’s earning assets. □ Net income available to common shareholders and diluted EPS have been adjusted to exclude the impact of the $281 million tax adj ustment that was recorded in the first quarter of 2013. BB&T management believes these adjustments increase comparability of period to period results and uses these measures t o a ssess performance and believes investors may find them useful in their analysis of the corporation. A reconciliation of these non - GAAP measures to the most directly comparable GAAP measure is included on the Investor Relations s ection of BB&T’s website and as an appendix to this presentation. Forward - Looking Information This presentation contains forward - looking statements with respect to the financial condition, results of operations and businesses of BB&T . Statements that are not historical or current facts or statements about beliefs and expectations are forward - looking statements . Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward - looking statements . Forward - looking statements involve certain risks and uncertainties and are based on the beliefs and assumptions of the management of BB&T, and the information available to management at the time that this presentation was prepared . Factors that may cause actual results to differ materially from those contemplated by such forward - looking statements include, among others, the following : (1) general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and / or a reduced demand for credit or other services ; (2) disruptions to the credit and financial markets, either nationally or globally, including the impact of a downgrade of U . S . government obligations by one of the credit rating agencies and the adverse effects of the ongoing sovereign debt crisis in Europe ; (3) changes in the interest rate environment may reduce net interest margins and / or the volumes and values of loans made or held as well as the value of other financial assets held ; (4) competitive pressures among depository and other financial institutions may increase significantly ; (5) legislative, regulatory, or accounting changes, including changes resulting from the adoption and implementation of the Dodd - Frank Wall Street Reform and Consumer Protection Act of 2010 , and changes in accounting standards, may adversely affect the businesses in which BB&T is engaged ; (6) local, state or federal taxing authorities may take tax positions that are adverse to BB&T ; (7) reduction in BB&T’s credit ratings ; (8) adverse changes may occur in the securities markets ; (9) competitors of BB&T may have greater financial resources and develop products that enable them to compete more successfully than BB&T and may be subject to different regulatory standards than BB&T ; (10) costs or difficulties related to the integration of the businesses of BB&T and its merger partners may be greater than expected ; (11) unpredictable natural or other disasters could have an adverse effect on BB&T in that such events could materially disrupt BB&T’s operations or the ability or willingness of BB&T’s customers to access the financial services BB&T offers ; (12) expected cost savings associated with completed mergers and acquisitions may not be fully realized or realized within the expected time frames ; (13) deposit attrition, customer loss and/or revenue loss following completed mergers and acquisitions, may be greater than expected ; and (14) BB&T faces system failures and cyber - security risks that could adversely affect BB&T’s business and financial performance . These and other risk factors are more fully described in BB&T’s Annual Report on Form 10 - K for the year ended December 31 , 2012 under the section entitled Item 1 A . “Risk Factors” and from time to time, in other filings with the Securities and Exchange Commission . You are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date of this presentation . Actual results may differ materially from those expressed in or implied by any forward - looking statements . Except to the extent required by applicable law or regulation, BB&T undertakes no obligation to revise or update publicly any forward - looking statements for any reason . 2

2013 Second Quarter Performance Highlights[1]

Earnings Highlights

- Record net income[2] of $547 million, up $37 million or 7.3% vs. 2Q12
- Diluted EPS totaled $0.77, up 6.9% vs. 2Q12

Revenues

- Total revenues[3] were $2.5 billion, up 1.3% vs. 2Q12 and up 6.2% annualized vs. 1Q13
- Results driven by record insurance, investment banking and brokerage, and trust and investment advisory revenues
- Fee income ratio increased to 44.6%[4] vs. 42.4% in 2Q12 and 42.9% in 1Q13

Loans

- Average loans HFI increased 3.8% vs. 1Q13
- Sales Finance up 34.9% vs. 1Q13; C&I up 4.7% vs. 1Q13
- Other Lending Subsidiaries grew 16.8% vs. 1Q13
- Direct Retail Lending was up 4.6% vs. 1Q13

Deposits

- Average deposits decreased 1.4% vs. 1Q13
- Noninterest-bearing deposits increased 13.2% or $1.1 billion vs. 1Q13
- Deposit mix improved and interest-bearing cost declined to 32 bps

Credit Quality[5]

- Charge-offs declined to 0.75% of average loans and leases, the lowest in 5 years
- NPAs decreased $137 million, or 9.7% vs. 1Q13, the lowest in 5 years
- ALLL coverage ratio improved to 1.55x NPLs from 1.43x at 1Q13

Expenses

- Excluding merger-related and restructuring charges, NIE increased 17.1% vs. 1Q13
- Expense increase driven by higher production-related personnel costs and systems and process-related enhancements
- Systems and process-related costs expected to decline in coming quarters driving total expenses lower

1 Linked quarter growth rates are annualized, except for credit metrics
2 Available to common shareholders. See the reconciliation included in the attached Appendix
3 Fully taxable equivalent
4 Excludes securities gains (losses), the impact of FDIC loss share accounting and other selected items. See non-GAAP reconciliations included in the attached Appendix
5 Excludes covered assets

3

Improved Loan Growth 1 $109.2 $112.7 $113.6 $113.2 $114.3 $100 $105 $110 $115 2Q12 3Q12 4Q12 1Q13 2Q13 Average Loans Held for Investment ($ in billions) » EOP loans HFI were higher than the 2Q13 average balance » Other lending subsidiaries produced seasonally strong results with Sheffield up 41.1%, and AFCO/CAFO up 22.7% vs. 1Q13 annualized » Average total loan growth is expected to be in the 2% to 4% range annualized for 3Q13, contingent on the economy □ Auto demand remains strong; double - digit growth expected in 3Q13 □ Other Lending Subsidiaries expected to grow double - digits in 3Q13 □ Commercial loans and Direct Retail loans are expected to grow at rates similar to 2Q13 1 Excludes loans held for sale. 2 Other lending subsidiaries consist of AFCO/CAFO/Prime Rate, Lendmark, BB&T Equipment Finance, Grandbridge Real Estate Capital , Sheffield Financial and Regional Acceptance. C&I $38,359 $443 4.7 % CRE - Other 11,411 (11) (0.4) CRE - ADC 1,121 (117) (37.9) Direct Retail 15,936 179 4.6 Sales Finance 8,520 682 34.9 Revolving Credit 2,268 (11) (1.9) Residential Mortgage 23,391 (227) (3.9) Other Lending Subsidiaries 2 10,407 419 16.8 Subtotal $111,413 $1,357 4.9 % Covered loans 2,858 (275) (35.2) Total $114,271 $1,082 3.8% 2Q13 v. 1Q13 Annualized % Increase (Decrease) Average Loans ($ in millions) 2Q13 v. 1Q13 $ Increase (Decrease) 2Q13 Average Balance 4

Improved Deposit Mix and Cost » Strong organic growth in noninterest - bearing deposits, up 13.2% vs. 1Q13 » Grew net new retail accounts in 2Q13 » Successfully reduced interest - bearing deposit cost to 32 bps during 2Q13 and management expects deposit cost to move below 30 bps by year end » Management currently expects continued strong growth in noninterest - bearing deposit balances during 3Q13 Noninterest - bearing deposits $33,586 $1,068 13.2% Interest checking 19,276 (893) (17.8) Money market & savings 48,140 (291) (2.4) Subtotal $101,002 ($116) (0.5)% Certificates and other time deposits 28,034 (900) (12.5) Foreign office deposits – Interest - bearing 947 562 NM Total deposits $129,983 ($454) (1.4)% Average Deposits ($ in millions) 2Q13 vs. 1Q13 Annualized % Increase (Decrease) 2Q13 vs. 1Q13 $ Increase (Decrease) 2Q13 Average Balance $125.3 $128.7 $131.8 $130.4 $130.0 0.44% 0.42% 0.38% 0.36% 0.32% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% $90.0 $100.0 $110.0 $120.0 $130.0 $140.0 2Q12 3Q12 4Q12 1Q13 2Q13 Average Deposits ($ in billions) Total Interest - Bearing Deposit Cost 5

Update on 2013 Initiatives » Expand corporate banking in key national markets with continued expansion of vertical lending teams □ Added corporate banking teams in larger markets (e.g., Dallas, Chicago, Cincinnati, San Francisco) □ Common quarter loan growth up 31% » Expand advisor capacity of wealth management and the broker - dealer in targeted markets □ Opened Dallas wealth management office and added multiple advisors in TX, FL and NC. Opened broker dealer offices in Maryland and Florida and added multiple advisors in NC, SC, VA, MD and FL □ Total wealth fee income up 19%; outstanding loans up 20% compared to 2Q12 » Fully realize Crump life insurance opportunities through Institutional sales initiative and BB&T Life Sales Strategy □ Quarterly revenue growth of 11% in 2Q13 vs. 2Q12 » Expand the mortgage correspondent lending network □ YTD production up 14% □ Mandatory delivery expansion will partially offset slower originations » Invest in retail mortgage lending in targeted geographies □ Focus on selectively adding staff in Texas, Florida and Alabama » Execute commercial expansion in Texas □ 25 of 30 locations now open □ Loans up 45% compared to 2Q12; revenue up 38% 1 » Realize substantial revenue opportunities in legacy Colonial markets 1 □ Common quarter loan growth in TX/AL/FL up 27% □ Revenues up 9% compared with 2Q12 » Target expansion of dealer floor plan lending relationships □ Committed lines up 61% common quarter to approximately $850 million □ Outstandings up 75% common quarter to approximately $630 million 1 Includes corporate lending 6

1.09% 0.97% 0.85% 0.80% 0.71% 0.60% 0.70% 0.80% 0.90% 1.00% 1.10% 1.20% 2Q12 3Q12 4Q12 1Q13 2Q13 Total Nonperforming Assets as a Percentage of Total Assets Credit Improvement Accelerates 1 » 2Q13 net charge - offs were $215 million, down 21.8% vs. 1Q13 » Lowest charge - off rate in 5 years » Expect charge - offs to trend modestly lower in coming quarters » Moved into the upper end of normalized charge - off range of 55 - 75 bps » 9.7% reduction in NPAs vs. 1Q13 □ Commercial NPLs down 13.7% □ Lowest NPAs in five years » Management expects NPAs to improve at a modest pace in 3Q13 assuming no significant economic deterioration 1 Excludes covered assets. 1.22% 1.08% 1.04% 0.98% 0.75% 0.50% 0.60% 0.70% 0.80% 0.90% 1.00% 1.10% 1.20% 1.30% 2Q12 3Q12 4Q12 1Q13 2Q13 Annualized Net Charge - offs / Average Loans 7

» Delinquencies improved across the board with 30 - 89 days at 0.81% and 90 days and greater at 0.11% of total loans and leases » NPA inflows decreased significantly in 2Q13, driving loan loss improvement and a lower provision Credit Improvement Accelerates 1 1 Excludes covered assets. $365 $330 $274 $271 $194 $100 $150 $200 $250 $300 $350 $400 2Q12 3Q12 4Q12 1Q13 2Q13 Commercial NPA Inflows ($ in millions) » ALLL coverage ratios have consistently increased as credit trends have improved » The reserve release was $36 million for 2Q13 vs. $28 million last quarter » The provision includes a net recovery of $11 million related to covered loans 1.52x 1.59x 1.60x 1.65x 2.07x 1.21x 1.24x 1.37x 1.43x 1.55x 1.00 1.25 1.50 1.75 2.00 2.25 2Q12 3Q12 4Q12 1Q13 2Q13 ALLL Coverage Ratios ALLL to Net Chargeoffs ALLL to NPLs HFI x x x x x x 8

3.95% 3.94% 3.84% 3.76% 3.70% 3.45% 3.51% 3.42% 3.43% 3.40% 3.00% 3.50% 4.00% 4.50% 2Q12 3Q12 4Q12 1Q13 2Q13 Net Interest Margin Reported NIM Core NIM 1 Margin Remains Strong » Margin expected to decline approximately 5 - 10 bps in 3Q13 driven by: □ Lower rates on new earning assets □ Runoff of covered assets □ Tighter retail credit spreads Offset by: □ Lower funding cost □ Favorable funding and asset mix changes » Steeper yield curve alleviates core margin pressure over time » Well positioned for rising rates » Deposit mix changes (higher DDA) since 2Q12 have contributed to asset sensitivity, slightly offset by an increase in fixed rate loans and slower prepayments on mortgages 1 Excludes covered assets. See non - GAAP reconciliations included in the attached Appendix. - 0.11% 1.19% 2.47% 3.94% - 0.18% 1.12% 2.27% 3.55% - 1.00% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% Down 25 Up 50 Up 100 Up 200 Rate Sensitivities Sensitivities as of 6/30/13 Sensitivities as of 3/31/13 9

Fee Income Growth 42.4% 42.4% 44.1% 42.9% 44.6% 36.0% 40.0% 44.0% 48.0% 2Q12 3Q12 4Q12 1Q13 2Q13 Fee Income Ratio 1 1 Excludes securities gains (losses), the impact of FDIC loss share accounting and other selected items. See non - GAAP reconciliat ions included in the attached Appendix. 2 Linked quarter percentages are annualized. 2Q13 2Q13 v. 1Q13 2 Increase (Decrease) 2Q13 v. 2Q12 Increase (Decrease) Insurance income $ 426 67.0% 8.4% Mortgage banking income 168 (26.7) (7.7) Service charges on deposits 143 14.5 3.6 Investment banking and brokerage fees and commissions 99 21.3 12.5 Bankcard fees and merchant discounts 65 40.8 10.2 Checkcard fees 51 34.1 13.3 Trust and investment advisory revenues 49 8.4 6.5 Income from bank - owned life insurance 26 (28.6) (3.7) FDIC loss share income, net (85) 176.8 14.9 Securities gains (losses), net 23 - NM Other income 81 15.4 26.6 Total noninterest income $ 1,046 18.0% 8.3% » Total fee income increased 18.0% annualized vs. 1Q13 » Insurance produced record performance driven by firming market conditions and a $13 million experience - based reinsurance premium refund » Investment banking and brokerage and trust and investment advisory produced record quarterly revenue » The decline in mortgage banking income was the result of a decrease in the gain on residential mortgage production and sales, as record production was offset by tightening margins » FDIC loss share income worsened primarily due to the offset to the provision for covered loans Noninterest Income ($ in millions) 10

Noninterest Expense and Efficiency



Efficiency Ratio[1]
60.0%
58.0%
56.0%
54.0%
52.0%
50.0%
53.9%
55.2%
55.3%
56.4%
57.6%
2Q12
3Q12
4Q12
1Q13
2Q13

- Personnel expense increased vs. 1Q13 due to higher production-related incentives and commissions and a seasonal increase in equity based compensation, annual officer merit increases, offset by lower social security and unemployment
- 2Q13 FTEs/headcount down modestly from 1Q13
- Foreclosed property expense down $6 million from 1Q13 due to lower balances
- Professional services increased $11 million driven by costs associated with systems and process enhancements
- Merger-related and restructuring charges increased $22 million compared with last quarter, primarily due to Community Bank optimization, which will provide a similar annual cost savings beginning in 4Q13
- Other expenses increased $24 million primarily due to higher project-related expenses, operational charge-offs and other expenses

Noninterest Expense
($ in millions)

		2Q13	2Q13 v. 1Q13[2] Increase (Decrease)	2Q13 v. 2Q12 Increase (Decrease)
Personnel expense	$	844	13.3%	8.9%
Occupancy and equipment expense		170	(2.3)	6.9
Loan-related expense		63	34.6	1.6
Foreclosed property expense		12	(133.7)	(83.3)
Regulatory charges		35	-	(18.6)
Professional services		47	122.6	20.5
Software expense		38	-	18.8
Amortization of intangibles		27	-	(6.9)
Merger-related and restructuring charges, net		27	NM	NM
Other expense		233	46.1	9.4
Total noninterest expense	**$**	**1,496**	**23.3%**	**4.9%**

- 2Q13 tax rate was 27.7%; expecting similar rate in 3Q13
- Elevated systems and process costs in Professional services and Other expense expected to decline in coming quarters driving total noninterest expense lower

[1] Excludes securities gains (losses), foreclosed property expense, amortization of intangible assets, merger-related and restructuring charges, the impact of FDIC loss share accounting, and other selected items. See non-GAAP reconciliations included in the attached Appendix.
[2] Linked quarter percentages are annualized.

11

Capital Strength[1]



Basel I Tier 1 Common Ratio
10.0%
9.0%
8.0%
9.1%
8.9%
9.1%
9.2%
9.4%
2Q12
3Q12
4Q12
1Q13
2Q13

- Basel III final rule:
  - Mortgage risk weighting will be favorable for BB&T
  - AOCI opt-out provides more stability in capital planning
- Common equity Tier 1 ratio under Basel III is approximately 9.0% at June 30, 2013[2]
- 2013 CCAR resubmission:
  - Filed resubmission June 11th
  - Fed has 75 days to review and respond
  - Expect very conservative approach to capital distributions for remainder of 2013
    - 15% dividend increase in 1Q13
    - Five common dividend payments during 2013
    - Release of final Basel III rules

1 Regulatory capital information is preliminary. Risk-weighted assets are determined based on regulatory capital requirements. Under the regulatory framework for determining risk-weighted assets each asset class is assigned a risk-weighting of 0%, 20%, 50% or 100% based on the underlying risk of the specific asset class. In addition, off balance sheet exposures are first converted to a balance sheet equivalent amount and subsequently assigned to one of the four risk-weightings. Tier 1 common equity ratio is a non-GAAP measure. BB&T uses the Tier 1 common equity definition used in the SCAP assessment to calculate these ratios. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.

2 The Basel III common equity Tier I ratio reflects management's interpretation of the regulatory requirements.

12

Community Banking Segment

($ in millions)	2Q13	Inc/(Dec) 1Q13	Inc/(Dec) 2Q12
Net Interest Income	$ 809	$ (5)	$ (33)
Noninterest Income[1]	345	18	21
Loan Loss Provision	110	28	(79)
Noninterest Expense[2]	715	18	4
Income Tax Expense	120	(13)	23
Segment Net Income	$ 209	$ (20)	$ 40

Highlighted Metrics

($ in billions)	2Q13	2Q12
Noninterest-bearing Deposit Growth[3]	18.3%	23.9%
Noninterest-bearing / Total Deposits	27.7%	24.6%
C&I Portfolio / Total Commercial Loans	67.5%	67.6%
Direct Retail Loan Growth[3]	6.1%	10.2%
Commercial Loan Production	$ 3.6	$ 3.7

Comments[4]

- The commercial loan pipeline increased approximately 53.6% compared with 1Q13
- Average direct retail loans increased $910 million, or 6.1%, compared with 2Q12 and grew 4.6% compared with 1Q13
- Average dealer floor plan loans increased by $230 million, or 63.5%, compared with 2Q12 and grew 116.3% compared with 1Q13
- Average deposit balances (excluding time deposits) increased $6.7 billion, or 8.5%, compared with 2Q12 and were flat compared to 1Q13
- Common quarter net income drivers include:
  - Revenue:
    - Higher mortgage banking referral fees
    - Higher bankcard and merchant fees
    - Higher net checkcard income
    - Higher service charges on deposits
  - Expense:
    - Reduced loan charge-offs and provision expense
    - Reduced foreclosed property costs
    - Reduced regulatory costs due to improved credit metrics

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Current quarter over common quarter of prior year
4 Linked quarter growth rates annualized

13

Residential Mortgage Banking Segment

Retains and services mortgage loans originated by the Residential Mortgage Lending Division and through its referral relationship with the Community Bank and referral partners as well as those purchased from various correspondent originators

($ in millions)	2Q13	Inc/(Dec) 1Q13	Inc/(Dec) 2Q12
Net Interest Income	$ 109	$ 1	$ 15
Noninterest Income[1]	151	(10)	(11)
Loan Loss Provision	29	12	(9)
Noninterest Expense[2]	105	19	-
Income Tax Expense	48	(15)	5
Segment Net Income	$ 78	$ (25)	$ 8

Highlighted Metrics

($ in billions)

	2Q13	2Q12
Retail Originations	$ 3.2	$ 3.1
Correspondent Purchases	6.1	4.9
Total Production	$ 9.3	$ 8.0
Loan Sales	$ 8.6	$ 5.1
Loans Serviced for others (EOP)	$ 80.8	$ 71.4
30+ Days Delinquent (HFI only)	3.31%	3.30%
% Non-Accrual (HFI only)	1.07%	1.14%
Net Charge-Offs (HFI only)	0.26%	0.53%

Comments

- Record quarterly residential mortgage loan production of $9.3 billion, up 15.1% vs. 2Q12
  - Retail mortgage originated $3.2 billion in loans, up 1.8% vs. 2Q12
  - Correspondent loan production increased 23.7% compared with 2Q12, due to expansion of mandatory lending program
- The 2Q13 production mix was 56% refinance / 44% purchase vs. 59% / 41% in 2Q12
- Record quarterly loan sales increased $3.5 billion or 69.3% vs. 2Q12
- Gain on sale margins declined 43.0% in 2Q13 vs. 2Q12, due to increased competition and changes in channel mix
- Total loans serviced exceed $107 billion
- Credit metrics improved vs. 2Q12

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense

14

Highlighted Metrics Net Interest Income Noninterest Income 1 Loan Loss Provision Noninterest Expense 2 Income Tax Expense Segment Net Income Primarily originates indirect to consumers on a prime and nonprime basis for the purchase of automobiles and other vehicles through approved dealers both in BB&T’s market and nationally (through Regional Acceptance Corporation) Dealer Financial Services Segment Comments 3 2Q13 2Q12 1 Noninterest Income includes intersegment net referral fees 2 Noninterest Expense includes amortization of intangibles and allocated corporate expense 3 Linked quarter growth rates annualized ($ in billions) Loan Originations Loan Yield Operating Margin Net Charge - offs ($ in millions) Inc/(Dec) 1Q13 Inc/(Dec) 2Q12 2Q13 $ 1.8 7.89% 54.9% 1.29% $ 172 1 42 36 36 $ 59 $ 1.4 8.55% 62.3% 1.15% $ 9 (1) (25) 3 11 $ 19 $ 12 (1) 15 2 (2) $ (4) » Dealer Finance generated record retail production in the quarter □ Retail originations in 2Q13 were $1.8 billion, up 28.5% vs. 2Q12 and up 87.6% vs. 1Q13 » The increase in provision over 2Q12 was primarily due to normalization of credit performance in the Dealer Finance portfolio » Growing in new markets – Texas, Alabama and Florida, with additional expansion planned 15

Specialized Lending Segment

Provides specialty lending including: commercial finance, mortgage warehouse lending, tax-exempt governmental finance, equipment leasing, commercial mortgage banking, insurance premium finance, dealer-based equipment financing, and direct consumer finance

($ in millions)	2Q13	Inc/(Dec) 1Q13	Inc/(Dec) 2Q12
Net Interest Income	$ 147	$ 4	$ 10
Noninterest Income[1]	56	2	4
Loan Loss Provision	27	(24)	4
Noninterest Expense[2]	83	3	4
Income Tax Expense	25	12	5
Segment Net Income	$ 68	$15	$ 1

Highlighted Metrics

($ in billions)	2Q13	2Q12
Loan Originations	$ 4.4	$ 6.0
Loan Yield	4.96%	5.38%
Operating Margin	45.8%	46.0%
Net Charge-offs	0.47%	0.61%

Comments[3]

- Average loans grew 8.7% compared with 2Q12, driven by Sheffield Financial, Commercial Finance, and Premium Finance
- Average commercial property and casualty premium financings grew 9.0% when compared to 2Q12. This growth was primarily due to a hardening in the property and casualty insurance market
- Grandbridge loans held for investment increased 33.7% vs. 1Q13. The lending pipeline shows favorable growth prospects for 3Q13
- 2Q13 Domestic Factoring volume increased 18.9% compared to 2Q12 due to new business initiatives resulting from new leadership and sales officers
- Equipment Finance's new business volume for the second quarter was up 46.4% compared to 2Q12. The increase is mainly attributed to the National Large Corporate business unit

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Linked quarter rates annualized

16

Insurance Segment

Provides property and casualty, life, and health insurance to business and individual clients. It also provides workers compensation and professional liability, as well as surety coverage and title insurance

($ in millions)	2Q13	Inc/(Dec) 1Q13	Inc/(Dec) 2Q12
Net Interest Income	$ 3	$ 1	$ 2
Noninterest Income[1]	427	61	34
Loan Loss Provision	-	-	-
Noninterest Expense[2]	330	4	33
Income Tax Expense	34	22	3
Segment Net Income	$ 66	$ 36	$ -

Highlighted Metrics

	2Q13	2Q12
YTD Same Store Sales Growth[3,4]	5.0%	3.9%
YTD Noninterest Income Growth[3]	19.7%	21.4%
Number of Stores	199	212
Operating Margin	23.3%	24.6%

Comments

- BB&T Insurance generated common quarter insurance revenue growth of 5.2% in Retail, 11.4% in Wholesale, and 8.5% for Total Insurance
- Higher year-over-year noninterest income was driven by strong new business sales and improving market pricing
- Higher noninterest expense versus 2Q12 was impacted primarily by increased salary and incentive costs among other items
- Continue to focus on the successful execution of synergies presented by Crump Insurance acquisition
- Strong strategic emphasis is being placed on preparation for healthcare reform and the impending impact on the Employee Benefits business
- 6th largest insurance brokerage in the U.S. and the world

1 Noninterest Income includes intersegment net referral fees.
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense.
3 Six months of current year over six months of prior year
4 2Q13 excludes experience-based return of premium.

17

Financial Services Segment

Provides trust services, wealth management, investment counseling, asset management, estate planning, employee benefits, corporate banking, and capital market services to individuals, corporations, governments, and other organizations

($ in millions)	2Q13	Inc/(Dec) 1Q13	Inc/(Dec) 2Q12
Net Interest Income	$ 114	$ -	$ (1)
Noninterest Income[1]	194	10	18
Loan Loss Provision	14	5	22
Noninterest Expense[2]	181	4	(15)
Income Tax Expense	42	-	4
Segment Net Income	$ 71	$ 1	$ 6

Highlighted Metrics

($ in billions)	2Q13	2Q12
Average Loan Balances	$ 8.7	$ 6.8
Average Deposits	30.5	29.8
Total Assets Invested	103.7	92.9
Operating Margin	36.7%	35.4%

Comments

- Despite narrowing margins, net interest income increased driven by:
  - Corporate Banking generated 31.4% growth in loans vs. 2Q12
  - BB&T Wealth generated 20.4% loan growth and 16.6% transaction deposit growth vs. 2Q12
- Total assets invested increased to $103.7 billion, or 11.6%, vs. 2Q12
- Increase in noninterest income was driven by increased investment banking & brokerage income and trust & investment advisory fee income
- Industry Recognition:
  - Two BB&T Scott & Stringfellow financial advisors named to the *Financial Times* Top 400 Financial Advisors
  - Two BB&T Capital Markets equity research analysts named to the *Wall Street Journal* Best on the Street
  - Sterling Capital South Carolina Intermediate Tax-Free Fund (Class I shares) won the 2013 Lipper Award as the Best Other States Intermediate Municipal Debt Fund

[1] Noninterest Income includes intersegment net referral fees.
[2] Noninterest Expense includes amortization of intangibles and allocated corporate expense.

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Capital Measures[1]

(Dollars in millions, except per share data)	As of / Quarter Ended				
	June 30 2013	March 31 2013	Dec 31 2012	Sept 30 2012	June 30 2012
Selected Capital Information					
Risk-based capital					
Tier 1	$ 15,397	$ 14,432	$ 14,373	$ 13,593	$ 12,383
Total	19,237	18,296	18,243	17,638	16,527
Risk-weighted assets [2]	136,202	133,944	134,451	133,545	129,661
Average quarterly tangible assets	174,865	174,214	175,015	172,100	170,042
Risk-based capital ratios					
Tier 1	11.3%	10.8%	10.7%	10.2 %	9.6 %
Total	14.1	13.7	13.6	13.2	12.7
Leverage capital ratio	8.8	8.3	8.2	7.9	7.3
Equity as a percentage of total assets	12.0	11.7	11.5	11.3	10.6
Book value per common share	$27.51	$27.15	$ 27.21	$ 26.88	$ 26.19
Selected non-GAAP Capital Information					
Tangible common equity as a percentage of tangible assets	7.3%	7.1%	6.9 %	6.8 %	6.9 %
Tier 1 common equity as a percentage of risk-weighted assets	9.4	9.2	9.1	8.9	9.1
Tangible book value per common share	$18.20	$17.56	$ 17.52	$ 17.02	$ 16.92

[1] Regulatory capital information is preliminary.
[2] Risk-weighted assets are determined based on regulatory capital requirements. Under the regulatory framework for determining risk-weighted assets each asset class is assigned a risk-weighting of 0%, 20%, 50% or 100% based on the underlying risk of the specific asset class. In addition, off-balance sheet exposures are first converted to a balance sheet equivalent amount and subsequently assigned to one of the four risk-weightings.

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Basel III Common Equity Tier 1 Ratio 1 (Dollars in millions) June 30, 2013 Tier 1 common equity under Basel I definition $ 12,794 Adjustments: Other comprehensive income related to AFS securities, defined benefit pension and other postretirement employee benefit plans - Other adjustments 62 Common equity Tier I under Basel III definition $ 12,856 Estimated risk - weighted assets under Basel III definition $ 143,541 Basel III common equity Tier 1 ratio 9.0% 1 Regulatory capital information is preliminary. The Basel III common equity Tier 1 ratio reflects management’s interpretation of the regulatory requirements and is subject to change. 22

Non-GAAP Reconciliations

(Dollars in millions, except per share data)	As of / Quarter Ended				
	June 30 2013	March 31 2013	Dec 31 2012	Sept 30 2012	June 30 2012
Calculations of Tier 1 common equity and tangible assets and related measures:					
Tier 1 equity	$15,397	$14,432	$ 14,373	$ 13,593	$ 12,383
Less:					
Preferred Stock	2,603	2,116	2,116	1,679	559
Qualifying restricted core capital elements	-	-	-	5	-
Tier 1 common equity	$12,794	$12,316	$ 12,257	$ 11,909	$ 11,824
Total assets	$182,735	$180,837	$ 183,872	$ 182,021	$ 178,529
Less:					
Intangible assets, net of deferred taxes	7,234	7,264	7,273	7,239	6,950
Plus:					
Regulatory adjustments, net of deferred taxes	600	275	212	81	239
Tangible assets	$176,101	$173,848	$ 176,811	$ 174,863	$ 171,818
Total risk-weighted assets [1, 2]	$136,202	$133,944	$ 134,451	$ 133,545	$ 129,661
Tangible common equity as a percentage of tangible assets	7.3%	7.1%	6.9 %	6.8 %	6.9%
Tier 1 common equity as a percentage of risk-weighted assets[2]	9.4	9.2	9.1	8.9	9.1
Tier 1 common equity	$12,794	$12,316	$ 12,257	$ 11,909	$ 11,824
Outstanding shares at end of period (in thousands)	702,995	701,440	699,728	699,541	698,795
Tangible book value per common share	$18.20	$17.56	$ 17.52	$ 17.02	$ 16.92

1 Risk-weighted assets are determined based on regulatory capital requirements. Under the regulatory framework for determining risk-weighted assets each asset class is assigned a risk-weighting of 0%, 20%, 50% or 100% based on the underlying risk of the specific asset class. In addition, off-balance sheet exposures are first converted to a balance sheet equivalent amount and subsequently assigned to one of the four risk-weightings.

2 Regulatory capital information is preliminary.

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Non - GAAP Reconciliations Applicable ratios are annualized. 1 Excludes mortgage loans guaranteed by GNMA that BB&T does not have the obligation to repurchase. 2 Excludes mortgage loans guaranteed by the government. As of / Quarter Ended June 30 2013 March 31 2013 Dec 31 2012 Sept 30 2012 June 30 2012 Asset Quality Ratios (including amounts related to covered loans and covered foreclosed property) Loans 30 - 89 days past due and still accruing as a percentage of total loans and leases 1,2 0.88% 0.91% 1.02% 1.02% 0.97 % Loans 90 days or more past due and still accruing as a percentage of total loans and leases 1,2 0.44 0.43 0.52 0.53 0.67 Nonperforming loans and leases as a percentage of total loans and leases 0.97 1.09 1.17 1.31 1.45 Nonperforming assets as a percentage of: Total assets 0.80 0.91 0.97 1.10 1.24 Loans and leases plus foreclosed property 1.23 1.39 1.51 1.70 1.93 Net charge - offs as a percentage of average loans and leases 0.74 1.00 1.02 1.05 1.21 Allowance for loan and lease losses as a percentage of loans and leases held for investment 1.64 1.73 1.76 1.80 1.91 Ratio of allowance for loan and lease losses to: Net charge - offs 2.18 X 1.69 X 1.69 X 1.69 X 1.57 X Nonperforming loans and leases held for investment 1.66 1.54 1.46 1.33 1.29 24

Non - GAAP Reconciliations Applicable ratios are annualized. 1 Excludes mortgage loans guaranteed by GNMA that BB&T does not have the obligation to repurchase. 2 Excludes mortgage loans guaranteed by the government. As of / Quarter Ended June 30 2013 March 31 2013 Dec 31 2012 Sept 30 2012 June 30 2012 Asset Quality Ratios (excluding amounts related to covered loans and covered foreclosed property) Loans 30 - 89 days past due and still accruing as a percentage of total loans and leases 1,2 0.81% 0.83% 0.93% 0.90% 0.83 % Loans 90 days or more past due and still accruing as a percentage of total loans and leases 1,2 0.11 0.12 0.15 0.13 0.13 Nonperforming loans and leases as a percentage of total loans and leases 0.99 1.12 1.20 1.35 1.50 Nonperforming assets as a percentage of: Total assets 0.71 0.80 0.85 0.97 1.09 Loans and leases plus foreclosed property 1.10 1.23 1.33 1.51 1.72 Net charge - offs as a percentage of average loans and leases 0.75 0.98 1.04 1.08 1.22 Allowance for loan and lease losses as a percentage of loans and leases held for investment 1.57 1.65 1.70 1.73 1.86 Ratio of allowance for loan and lease losses to: Net charge - offs 2.07 X 1.65 X 1.60 X 1.59 X 1.52 X Nonperforming loans and leases held for investment 1.55 1.43 1.37 1.24 1.21 25

Non - GAAP Reconciliations Quarter Ended Efficiency and Fee Income Ratios June 30 2013 March 31 2013 Dec 31 2012 Sept 30 2012 June 30 2012 Efficiency ratio – GAAP 59.9% 57.5% 58.8% 61.6% 57.9 % Effect of securities gains (losses), net 0.5 0.5 - - - Effect of merger - related and restructuring charges, net (1.1) (0.2) (0.5) (1.7) (0.1) Effect of mortgage repurchase expense adjustments - - - (1.1) - Effect of FDIC loss share accounting (0.2) 0.5 (0.1) - 0.2 Effect of foreclosed property expense (0.5) (0.8) (1.9) (2.2) (2.9) Effect of amortization of intangibles (1.0) (1.1) (1.0) (1.4) (1.2) Efficiency ratio – reported 57.6 56.4 55.3 55.2 53.9 Fee income ratio – GAAP 41.9% 40.7% 40.3% 38.8% 39.2 % Effect of securities gains (losses), net (0.5) (0.5) - - - Effect of FDIC loss share accounting 3.2 2.7 3.8 3.6 3.2 Fee income ratio – reported 44.6 42.9 44.1 42.4 42.4 26

Non - GAAP Reconciliations (Dollars in millions) Quarter Ended June 30 March 31 Dec 31 Sept 30 June 30 Return on Average Tangible Common Shareholders' Equity 2013 2013 2012 2012 2012 Net income available to common shareholders $ 547 $ 210 $ 506 $ 469 $ 510 Plus: Amortization of intangibles, net of tax 17 17 17 19 18 Tangible net income available to common shareholders $ 564 $ 227 $ 523 $ 488 $ 528 Average common shareholders' equity $ 19,293 $ 19,138 $ 19,160 $ 18,757 $ 18,302 Less: Average intangible assets 7,456 7,464 7,463 7,341 7,031 Average tangible common shareholders' equity $ 11,837 $ 11,674 $ 11,697 $ 11,416 $ 11,271 Return on average tangible common shareholders' equity 19.12% 7.87% 17.80% 17.01% 18.85% 27

Non - GAAP Reconciliations Quarter Ended Reported net interest margin vs. core net interest margin June 30 2013 March 31 2013 Dec 31 2012 Sept 30 2012 June 30 2012 Reported net interest margin - GAAP 3.70% 3.76% 3.84% 3.94% 3.95 % Adjustments to interest income for covered assets: Effect of covered securities (0.06) (0.07) (0.09) (0.09) (0.09) Effect of covered loans (0.26) (0.28) (0.36) (0.37) (0.45) Adjustments to interest expense: Effect of interest expense on covered assets 0.02 0.02 0.03 0.03 0.04 Core net interest margin 3.40% 3.43% 3.42% 3.51% 3.45% 28

Non - GAAP Reconciliations (Dollars in millions, except per share data) Net Income Available to Common Shareholders Quarter Ended March 31, 2013 Net income available to common shareholders - GAAP $ 210 Effect of tax adjustment 281 Net income available to common shareholders – adjusted $ 491 Diluted EPS Diluted EPS – GAAP $ 0.29 Effect of tax adjustment 0.40 Diluted EPS – adjusted $ 0.69 29

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